                                                                   EXHIBIT 99.2



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

         In connection with the Annual Report of iBasis, Inc. (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Richard Tennant, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        By:        /s/ Richard Tennant
                                           ------------------------------------
                                                      Richard Tennant
                                           Chief Financial Officer (Principal
                                                        Financial
                                             Officer and Principal Accounting
                                                        Officer)

Date: March 26, 2003